    As filed with the Securities and Exchange Commission on August 28, 2000
                                                Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)

                             -----------------------

      Delaware                                            77-0294597
------------------------                  --------------------------------------
(State of Incorporation)                  (I.R.S.  Employer  Identification No.)


                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                    (Address of principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                              TIMOTHY A. DREISBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 252-3000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                             CYDNEY S. POSNER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                             -----------------------


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                         PROPOSED MAXIMUM           PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE           AMOUNT TO BE       OFFERING PRICE PER        AGGREGATE OFFERING                AMOUNT OF
       REGISTERED                     REGISTERED              SHARE (1)                   PRICE (1)              REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                1,671,715            $34.1713(1)(a)                $57,124,675                $15,080.91
par value $.001 per share,
subject to outstanding
options granted under the
1997 Equity Incentive Plan
==================================================================================================================================
Shares of Common Stock,                1,328,285           $34.28125(1)(b)                $45,535,270                $12,021.31
par value $.001 per share,
reserved for future grant
under the 1997 Equity
Incentive Plan
==================================================================================================================================
Shares of Common Stock,                  300,000           $34.28125(1)(b)                $10,284,375                 $2,715.08
par value $.001 per share,
reserved for future
issuance under the 1991
Employee Stock Purchase
Plan
==================================================================================================================================
Totals


                                       3,300,000        $34.1713-$34.28125               $112,944,320                $29,817.30
==================================================================================================================================

(1) (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Metricom, Inc. ("Registrant" or "Company") 1997 Equity Incentive Plan (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on _________, 2000 for shares available for future grant pursuant to the 1997 Equity Incentive Plan and shares available for future issuance pursuant to the 1991 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).


================================================================================

                                                               Page 1 of 7 Pages
                                                         Exhibit Index at Page 5

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                  NOS. 33-47688, 33-63088, 33-81746, 33-95070,
                  333-32211, 333-09001, 333-62557 AND 333-32728


         The contents of Registration Statements on Form S-8 Nos. 33-47688, 33-63088, 33-81746, 33-95070, 333-32211, 333-09001, 333-62557 and 333-32728
filed with the Securities and Exchange Commission on May 5, 1992, May 21, 1993, July 20, 1994, July 27, 1995, July 26, 1996, July 28, 1997, August 31, 1998 and
March 17, 2000, respectively, are incorporated by reference herein.



                                    EXHIBITS

EXHIBIT
NUMBER
------
5.1        Opinion of Cooley Godward LLP.

23.1       Consent of Arthur Andersen LLP.

23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
           Registration Statement.

24.1       Power of Attorney is contained on the signature pages.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on August 25, 2000.


                                       METRICOM, INC.


                                       By: /s/ James E. Wall
                                          -------------------------------------
                                           James E. Wall
                                           Title: Chief Financial Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Dreisbach and James E. Wall, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                       TITLE                                     DATE



/s/ Timothy A. Dreisbach                           President, Chief Executive Officer                August 25, 2000
--------------------------------------------       and Director (Principal Executive
         (Timothy A. Dreisbach)                    Officer)



/s/ James E. Wall                                  Chief Financial Officer (Principal                August 25, 2000
--------------------------------------------       Financial and Accounting Officer)
         (James E. Wall)





--------------------------------------------       Director                                          _________, 2000
         (Bram Johnson)



/s/ Ralph Derrickson                               Director                                          August 23, 2000
--------------------------------------------
         (Ralph Derrickson)



/s/ Robert P. Dilworth                             Director                                          August 25, 2000
--------------------------------------------
         (Robert P. Dilworth)



/s/ Justin L. Jaschke                              Director                                          August 25, 2000
--------------------------------------------
         (Justin L. Jaschke)



/s/ David M. Moore                                 Director                                          August 25, 2000
--------------------------------------------
         (David M. Moore)



/s/ William D. Savoy                               Director                                          August 25, 2000
--------------------------------------------
         (William D. Savoy)


                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
5.1         Opinion of Cooley Godward LLP.
23.1        Consent of Arthur Andersen LLP.
23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to  this
            Registration Statement.
24.1        Power of Attorney is contained on the signature pages.



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